. ELECTION FORM INSTRUCTIONS A. Description of the Merger and the Merger Consideration 1. The Merger. Pursuant to the Agreement and Plan of Merger, dated as of January 14, 2020, as amended by Amendment No. 1, dated as of April 1, 2020 (as amended and as may be further amended from time to time, the “merger agreement”), by and among Rayonier, Inc. (“Rayonier”), Rayonier Operating Company LLC, Rayonier, L.P. (“Opco”), Rayonier Operating Company Holdings, LLC, Pacific GP Merger Sub I, LLC, Pacific GP Merger Sub II, LLC, Pacific LP Merger Sub III, LLC (“Merger Sub 3”), Pope Resources, a Delaware Limited Partnership (“Pope”), Pope MGP, Inc. and Pope EGP, Inc., subject to the conditions of the merger agreement, Merger Sub 3 will merge with and into Pope, with Pope surviving as an indirect wholly owned subsidiary of Opco (such transaction, the “merger”). 2. The Merger Consideration; Elections. Subject to the terms and conditions of the merger agreement, at the effective time of the merger, each Pope unit that you own immediately prior to the effective time of the merger will be cancelled and automatically converted into the right to receive, at your election and subject to proration, (i) 3.929 shares of common stock, no par value, of Rayonier (“Rayonier shares”) (such election, the “stock election”), (ii) 3.929 units of Opco (“Opco units”) (such election, the “Opco election”) or (iii) $125.00 in cash, subject to applicable withholding tax and without interest (such election, the “cash election” and each of the cash election, the stock election and the Opco election, an “election”). If a valid election with respect to a Pope unit is not received by the election deadline (described below), you will be deemed to have made the stock election with respect to such Pope unit. 3. Proration. Elections will be subject to proration so that approximately 70% of the Pope units converted into merger consideration will be exchanged for Rayonier shares or Opco units and approximately 30% of the Pope units converted into merger consideration will be exchanged for cash. Accordingly, the aggregate amount of Rayonier shares and Opco units, on the one hand, and cash, on the other hand, that will be issued in the merger will equal the amounts issued as if every Pope unit converted into merger consideration received 2.751 Rayonier shares or Opco units and $37.50 in cash. If elections for the Rayonier shares and Opco units are oversubscribed, then to reduce the effect of any proration, Rayonier can, in its discretion, add additional equity (and correspondingly reduce the amount of cash) payable to unitholders who make such an election. 4. Proration Election for Cash Election Units. If you make the cash election with respect to a Pope unit, you may also elect, with respect to each such Pope unit, whether to receive, in the event the cash election is oversubscribed and subject to proration, (a) Rayonier shares and cash or (b) Opco units and cash (the “proration election”). You may make a different proration election with respect to each Pope unit for which you make a cash election. If you make a cash election with respect to a Pope unit and you do not make a valid proration election for such Pope unit by the election deadline, then you will be deemed to have elected to receive Rayonier shares and cash for such Pope unit in the event the cash election is oversubscribed and subject to proration. 5. No Fractional Shares or Units. You will not receive any fraction of a Rayonier share or Opco unit. Instead, if the aggregate number Rayonier shares or Opco units that you are entitled to receive as part of the merger consideration would include a fraction of a Rayonier share or a fraction of an Opco unit, you will receive cash in lieu of that fractional share or Opco unit, as the case may be. B. Special Conditions 1. Time in Which to Make an Election. To be effective, a properly completed election form and letter of transmittal (an “election form”) must be received by Computershare Trust Company, N.A. (the “exchange agent”), no later than 5:00 p.m., Eastern Time, on May 5, 2020 (as it may be extended, the “election deadline”). Holders of Pope units who hold such units in certificated form must also include with their completed election form the original certificate(s) representing all of the 038RED

. Pope units to which their election form relates. Holders of Pope units who hold Pope units in electronic, book-entry form do not need to include any certificate(s) and simply need to return the completed election form. Holders of Pope units that do not properly and timely make an election as provided in the preceding sentences or that properly and timely revoke a prior election without making a new election will be considered non-electing unitholders. See Instruction B.7 below. The closing of the merger is subject to certain closing conditions, including the approval of Pope unitholders, and there can be no assurance as to the timing of the closing of the merger. You understand and acknowledge that you will not receive the merger consideration unless and until the merger is complete and the exchange agent has received from you all necessary documentation, including a properly completed letter of transmittal. 2. Certificates and Shares. The election form will indicate the number of Pope units that you hold either in certificated form or in electronic book-entry form. You may receive additional election forms with respect to Pope units held by you in another manner or in another name (if any). 3. Election Options. Merger Consideration Election. On page 2 of the election form, under “Merger Consideration Election,” indicate whether you are making the stock election, the Opco election or the cash election with respect to your Pope units. You can make the same election for all of your Pope units or different elections with respect to different Pope units. As described above, the elections are subject to proration so that approximately 70% of the Pope units converted into merger consideration will be exchanged for Rayonier shares or Opco units and approximately 30% of the Pope units converted into merger consideration will be exchanged for cash. Therefore, to the extent any elections are oversubscribed, you may not receive the form of merger consideration that you elected to receive in the election form for each Pope unit you own. Proration Election. If you elect to receive the cash consideration with respect to all or a portion of your Pope units, then on page 2 of the election form, under “Proration Election,” you should indicate whether you would like to receive with respect to such Pope unit, in the event the cash election is oversubscribed and subject to proration, (1) Rayonier shares and cash or (2) Opco units and cash. You may make a different proration election with respect to each Pope unit for which a cash election is made. 4. Change or Revocation of Election. A holder of Pope units that has made an election may at any time prior to the election deadline change such election by submitting to the exchange agent a revised election form, properly completed and signed, that is received by the exchange agent prior to the election deadline. After an election is made with respect to a Pope unit, any subsequent transfer of such Pope unit shall automatically revoke such election, and the subsequent holder may thereafter make a new election with respect to such Pope unit prior to the election deadline in accordance with these instructions. 5. Joint Forms of Election. Holders of Pope units that make a joint election will be considered to be a single holder of such units. An election form including such a joint election made by persons who may be considered to own each other’s shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended, which may include members of the same family, partners in a partnership, or beneficiaries of an estate or trust. If the election form is submitted as a joint election form, each record holder of Pope units covered thereby must properly sign the election form in accordance with Instruction C.1, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a joint election form are eligible to do so. 6. Forms of Election for Nominees. Any record holder of Pope units that is a nominee may submit one or more election forms, indicating on the form or forms a combination of elections covering up to the aggregate number of Pope units owned by such record holder. However, upon the -2-

. request of Pope, any such record holder will be required to certify to the satisfaction of Pope that such record holder holds such Pope units as nominee for the beneficial owners of such units. Each beneficial owner for whom such an election form is so submitted will be treated as a separate holder of Pope units for purposes of the allocation of Rayonier shares, Opco units and cash payments payable upon consummation of the merger. 7. No Elections or Invalid Elections. Holders of Pope units that fail to submit a properly completed election form by the election deadline or that revoke their previously submitted election form and fail to submit a properly completed election form for their Pope units (each of the foregoing, a “non- electing unitholder”), will be deemed to have made the stock election with respect to each of such Pope units. In addition, a holder who does not make an election for all of its, his or her units will be deemed to have made the stock election with respect to those units for which an election is not made. If the cash consideration is oversubscribed, and you have made the cash election with respect to some or all of your Pope units, but a valid proration election is not received by the election deadline with respect to any such Pope unit, then you will be deemed to have elected to have receive Rayonier shares and cash for such Pope unit. If your proration elections indicate a number of Pope units in excess of the number of Pope units for which you have made a cash election, then the maximum number of proration elections for which you have elected to receive Rayonier shares and cash for your Pope units shall be honored. If you make proration elections for a number of Pope units that is less than the number of Pope units for you have made a cash election, then you shall be deemed to have elected Rayonier shares and cash with respect to any shortfall. None of Rayonier, Pope or the exchange agent will be under any obligation to notify any person of any defects in an election form. 8. Termination of the Merger Agreement. All election forms will be void and of no effect if the merger agreement is terminated and the merger is not consummated for any reason. In the event of any termination of the merger agreement, with respect to original certificates representing Pope units, the exchange agent will promptly deposit the certificates representing Pope units into electronic book entry and a statement of the share position will be sent to the applicable unitholder by registered mail. 9. Method of Delivery. Your election form, together with your certificate(s) representing Pope units if applicable, must be sent to the exchange agent at one of the addresses provided below. Please ensure sufficient time so that all such materials are actually received by the exchange agent on or prior to the election deadline. If delivering by U.S. mail: If delivering by courier: Computershare Trust Company, N.A. Computershare Trust Company, N.A. c/o Voluntary Corporate Actions c/o Voluntary Corporate Actions P.O. Box 43011 150 Royall Street, Suite V Providence, RI 02940-3011 Canton, MA 02021 Do not send your election form or related documentation and materials to Pope or Rayonier, because they will not be forwarded to the exchange agent, and your election will be invalid. The method of delivery is at the option and risk of the electing unitholder. Registered mail, appropriately insured, with return receipt requested, is suggested. Delivery shall be effected, and risk of loss and title will pass, only upon proper delivery of the original certificate(s) to the exchange agent. C. General 1. Signatures. The signature on the election form must correspond exactly with the name(s) as written on the face of the certificate(s) or book-entry account unless the Pope units described on this -3-

. election form have been assigned by the registered holder(s), in which event the election form must be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s) or book-entry account. If the election form is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear(s) on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on the election form must be guaranteed by an eligible institution (as defined in C.5 below). If the election form is signed by a trustee, executor, administrator, guardian, officer of a corporation or attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the exchange agent with the election form. The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered National Securities Exchange or of the FINRA or is a commercial bank or trust company in the United States. 2. Special Payment and Issuance Instructions. If merger consideration is to be payable to the order of or registered in other than exactly the name(s) that appear(s) on the election form, the signature(s) on the election form must be guaranteed by an eligible institution (defined in C.6 below), and any certificate(s) representing such shares units must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) must also be guaranteed by an eligible institution (defined in C.6 below). Please also complete the SPECIAL PAYMENT AND DELIVERY FORM that is part of the election form. 3. Transfer Taxes. It will be a condition to the delivery of the merger consideration to any person(s) other than the person(s) in which the Pope units is (are) registered that the person(s) requesting the delivery of the merger consideration to either pay to the exchange agent in advance any transfer or other taxes required by reason of the delivery of such merger consideration, or establish to the satisfaction of the exchange agent that such tax has been paid or is not payable. 4. Special Delivery Instructions. If checks or certificates representing Pope units are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing on the election form, please complete the Special Delivery Instructions box located on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the election form. 5. Lost Certificate. If your original certificate(s) representing Pope units has (have) been lost, stolen or destroyed, contact Computershare at 877-255-0989 prior to submitting the election form. 6. Guarantee of Signatures. No signature guarantee is required on this election form if (a)(i) the election form is signed by the registered holder(s) (including any participant in the book-entry transfer facility’s systems whose name appears on a security position listing as the owner of such shares) of shares surrendered with this election form and (ii) such registered holder has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment and Issuance Instructions” on the SPECIAL PAYMENT AND DELIVERY FORM; or (b) such shares are surrendered for the account of a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “eligible institution”). In all other cases, all signatures must be guaranteed by an eligible institution. 7. Book-entry Shares. If your Pope units have been issued through an electronic book-entry system that records unit ownership in place of traditional certificates, you are still required to complete the election form should you wish to participate in the election. -4-

. 8. Questions. You may contact MacKenzie Partners, the information agent, at 800-322-2885 during the hours of 9:00 a.m. to 5:00 p.m., Eastern Time, Monday to Friday, for further assistance. -5-